UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

[X]   Preliminary Information Statement

[   ]   Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)2))

[   ]   Definitive Information Statement

I-LEVEL MEDIA GROUP INCORPORATED
(Name of Registrant as Specified in Charter)

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[   ]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1.       Title of each class of securities to which transaction applies:

2.       Aggregate number of securities to which transaction applies:

3.       Per unit price or other underlying value of transaction, computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.       Proposed maximum aggregate value of transaction:

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[   ]   Fee paid previously with preliminary materials.

[   ]   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4.       Date Filed:

I-LEVEL MEDIA GROUP INCORPORATED
306-1110 Hamilton Street
Vancouver, British Columbia V6B 2S2
Tel: (604) 339-7401

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Regulation 14C
of the Securities Exchange Act of 1934

This is a preliminary information statement that is being filed with the U.S. Securities and Exchange Commission (the "SEC") pursuant to Rule 14c-5 of the Securities Exchange Act of 1934. I-Level Media Group Incorporated intends to release a definitive information statement substantially in the form hereof to its shareholders on or about August 15, 2011.

August 2, 2011

To the Stockholders of I-Level Media Group Incorporated:

Notice is hereby given to holders of common stock, par value $0.001 per share of I-Level Media Group Incorporated, a Nevada corporation, of record at the close of business on the record date, July 27, 2011, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. This information statement is being furnished to such stockholders for the purpose of informing the stockholders in regards to the proposed amendment to the Company's articles of incorporation to increase the Company's authorized capital stock from 14,642,857 shares of common stock with a par value of $0.001 to 1,000,000,000 shares of common stock with a par value of $0.001 per share.

Please note that this is not a request for your vote or a proxy statement, but rather an information statement designed to inform you of the amendments to our articles of incorporation.

We are not asking you for a proxy and you are requested not to send us a proxy.

SUMMARY OF PROPOSED AMENDMENT AND RELEVANT DATES

On July 27, 2011 our Board of Directors unanimously approved the amendment to our articles of incorporation to increase our authorized stock from 14,642,857 shares of common stock with a par value of $0.001 to 1,000,000,000 shares of common stock with a par value of $0.001 per share. Our board of directors has fixed the close of business on July 27, 2011 as the record date for the determination of stockholders who are entitled to receive this information statement. There were 13,918,780 shares of our common stock issued and outstanding on July 27, 2011.

Subsequent to our board of directors' approval of the amendment, on July 27, 2011, the holders of the majority of the outstanding shares of common stock of our company as of the record date provided written consent to the amendment to our articles of incorporation. We will not file the articles of amendment to our articles of incorporation until at least twenty (20) days after the filing and mailing of this information statement in definitive form. We anticipate that the definitive information statement will be mailed on or about August 15, 2011 to all stockholders of record as of the record date, and that the definitive information statement will be filed with the SEC on the same date. We anticipate that the amendment to our articles of incorporation will be filed with the Nevada Secretary of State, and will become effective, on or about September 6, 2011.

The entire cost of furnishing this information statement will be borne by our company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this information statement to the beneficial owners of our common stock held of record by them.

AMENDMENT TO THE COMPANY'S ARTICLES

Our articles of incorporation authorize the issuance of 14,642,857 shares of common stock, $0.001 par value. On July 27, 2011, the Board of Directors approved an amendment to our articles or incorporation to increase the number of our common stock to 1,000,000,000 shares.

The purpose of increasing the authorized stock to 1,000,000,000 shares of common stock is to enable the Board of Directors to have additional shares of common stock available to effect transactions (including private placements) to raise capital for our company. Our board of directors believes that it is in the best interests of our company to increase the common stock for such purpose.

We currently have 14,642,857 authorized shares of common stock. As of the record date we had 13,918,780 shares issued and outstanding. Stockholder approval for the amendment to our articles of incorporation was obtained by written consent of stockholders owning 13,000,000 shares of our common stock, which represented approximately 93.4% on the record date, July 27, 2011.

The Company has no current plans, proposals or arrangements to issue any of the additional shares that will become authorized share capital of the Company pursuant to the proposed increase in authorized share capital described herein. However, opportunities for equity financings could arise at any time. If the Board of Directors deemed it to be in the best interests of our company and the stockholders to issue additional shares of common stock in the future from authorized shares, the Board of Directors generally will not seek further authorization by both of the stockholders, unless such authorization is otherwise required by law or regulations.

The proposed articles of amendment to our articles of incorporation are attached hereto as Schedule A. The articles of amendment will become effective when they are filed with the Nevada Secretary of State.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of the record date, July 27, 2011, we had a total of 13,918,780 shares of common stock, $0.001 par value per share, issued and outstanding.

As previously reported in our Current Report on Form 8-K as filed on July 28, 2011, on July 13, 2011, Francis Chiew, an officer and director of our Company, acquired an aggregate of 13,000,000 shares of common stock of the Company in a shares for debt transaction for an aggregate purchase price of $13,000. As a result, Mr. Chiew holds 93.4% of the Company's issued and outstanding stock.

The following table sets forth, as of July 28, 2011, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Francis Chiew President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer and a director Suite 306-1110 Hamilton Street Vancouver, BC V6B 2S2	13,000,000	93.4%
Directors and Executive Officers as a Group	13,000,000	93.4%

(1)   Based on 13,918,780 shares of common stock issued and outstanding as of July 28, 2011. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

DESCRIPTION OF THE COMPANY

We are a corporation organized under the laws of the State of Nevada. We currently trade on the OTC Bulletin Board under the symbol "ILVLD.OB".

We are a digital media company that is currently inactive. At the present time, we are focusing on obtaining sufficient financing to be able to recommence operations in the social networking and digital media area.

DISSENTER'S RIGHTS

Under Nevada law, stockholders are not entitled to dissenter's rights of appraisal with respect to our company's proposed amendments to its articles of incorporation.

INTEREST OF CERTAIN PERSONS IN OR
OPPOSITION TO MATTERS TO BE ACTED UPON

None of the company's directors and officers at any time since the beginning of the last fiscal year has any substantial interest, direct or indirect, by security holdings or otherwise, in the matter to be acted upon which is not shared by all other holders of the company's common stock. All members of the board of directors of the company approved the proposal discussed above on July 27, 2011. To our knowledge, no director has advised that he intends to oppose the amendment, as more particularly described herein. No security holder entitled to vote at a shareholders' meeting or by written consent has submitted to the company any proposal for consideration by the company or its board.

DELIVERY OF DOCUMENTS TO
SECURITY HOLDERS SHARING AN ADDRESS

One information statement will be delivered to multiple stockholders sharing an address unless the company receives contrary instructions from one or more of the stockholders sharing such address. Upon receipt of such notice, the company will undertake to promptly deliver a separate copy of this information statement to the stockholder at the shared address to which a single copy of this information statement was delivered and provide instructions as to how the stockholder can notify us that the stockholder wishes to receive a separate copy of this information statement or other communications to the stockholder in the future. In the event a stockholder desires to provide us with such notice, it may be given verbally by telephoning the company's offices at (604) 339-7401 or by mail to the company's address at Unit 306-1110 Hamilton Street, Vancouver, British Columbia, V6B 2S2, Attention: The President.

ADDITIONAL INFORMATION

The company files annual and quarterly reports, proxy statements, and other reports and information electronically with the Securities and Exchange Commission. The company's filings are available through the Securities and Exchange Commission's website at the following address: http://www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned hereunto authorized.

I-LEVEL MEDIA GROUP INCORPORATED

By:
        "Francis Chiew"
        Francis Chiew
        President, Chief Executive Officer, Chief Financial
        Officer, Secretary, Treasurer & Director

SCHEDULE A

CERTIFICATE OF AMENDMENT

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.          Name of corporation:

I-Level Media Group Incorporated

2.          The articles have been amended as follows (provide article numbers, if available):

3.  The authorized capital stock of the Corporation will consist of one billion (1,000,000,000) shares of common stock, par value $0.001 per share.

3.          The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 93.4%.

4.          Effective date of filing (optional):

5.          Officer Signature (required):

X________________________________________
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.